UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2013

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	I-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously reported the departure of Matthew K. Grubb from the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2013. In connection with Mr. Grubb’s departure, SandRidge Energy, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with Mr. Grubb, effective March 15, 2013, to provide for the terms of his separation from the Company.

Pursuant to the terms of the Agreement, Mr. Grubb will be entitled to: (i) a lump sum payment equal to his current annual base salary, payable within sixty (60) days of his termination, (ii) an additional cash payment equal to his current annual base salary plus the amount of his annual bonus for 2012, payable in equal installments over a 12-month period beginning within sixty (60) days of his termination, and (iii) the lapse of any restrictions on Mr. Grubb’s 1,135,833 outstanding shares of Company restricted stock. In addition, the Company has agreed to pay or reimburse Mr. Grubb for any premiums he pays for continued coverage under the Company’s group health plan through COBRA for up to 6 months following his termination and to permit Mr. Grubb to use certain of the Company’s tickets to Oklahoma City Thunder home games for the remainder of the 2012-13 season.

In connection with the foregoing, Mr. Grubb has agreed that he will not compete with the Company or solicit its customers during the 12-month period following his separation from the Company. Pursuant to the Agreement, Mr. Grubb has also provided the Company and its affiliates with a general liability release. All of the payments and benefits described above are contingent on Mr. Grubb executing and not revoking the general liability release and complying with the non-compete, non-solicit and certain other covenants.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, effective March 15, 2013 between SandRidge Energy, Inc. and Matthew K. Grubb

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	SANDRIDGE ENERGY, INC.

	By:	/s/ James D. Bennett
James D. Bennett
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, effective March 15, 2013 between SandRidge Energy, Inc. and Matthew K. Grubb